Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-295745) of Wise Group plc of our report dated June 25, 2026 relating to the financial statements, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

June 25, 2026